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                      INAMED CORPORATION AND SUBSIDIARIES
              PRO FORMA UNAUDITED CONSOLIDATED INCOME STATEMENTS

                                               THREE MONTHS     SIX MONTHS
                                                   ENDED           ENDED
                                               JUNE 30,1996    JUNE 30, 1996

Net sales                                       $29,294,515     $49,696,548
Cost of goods sold                                7,323,629      15,096,352
                                                -----------     -----------
       GROSS PROFIT                              21,970,886      34,600,196

Operating expenses:
  Marketing                                       7,009,753      12,956,804
  General and administrative                      6,589,556      13,021,224
  Research and development                        1,015,622       2,191,595
                                                -----------     -----------
       TOTAL OPERATING EXPENSES                  14,614,931      28,169,623
                                                -----------     -----------
       OPERATING INCOME                           7,355,955       6,430,573

Other income (expense):
  Interest income                                   242,773         520,543
  Interest expense                               (1,055,536)     (1,909,410)
  Foreign currency transaction losses               (94,000)       (188,000)
  Miscellaneous income                               50,428         193,602
                                                -----------     -----------
       NET OTHER EXPENSE                           (856,335)     (1,383,265)
                                                -----------     -----------

Income before income tax expense                  6,499,620       5,047,308

Income tax expense                                1,920,162       1,734,803
                                                -----------     -----------
       NET INCOME                               $ 4,579,458     $ 3,312,505
                                                -----------     -----------
                                                -----------     -----------
       NET INCOME PER SHARE OF                  $       .60     $       .44
       COMMON STOCK                             -----------     -----------
                                                -----------     -----------
       WEIGHTED AVERAGE COMMON SHARES
       OUTSTANDING                                7,616,822       7,610,113
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